UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2010

Artio Global Investors Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34457	13-6174048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Ave. New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 297-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Definitive Material Agreement

As previously disclosed, in connection with the closing of the initial public offering (“IPO”) of Artio Global Investors Inc. (the “Company”), Richard C. Pell (“Pell”), Rudolph-Riad Younes (“Younes”, and together with Pell, each a “Principal” and collectively the “Principals”) entered into an exchange agreement with the Company (the “Exchange Agreement”) which permits each Principal (and certain of his permitted transferees, including the Richard Pell Family Trust (the “Pell Trust”), and the Rudolph-Riad Younes Family Trust (the “Younes Trust” and, together with the Pell Trust, the “GRATs”) to sell up to 20% of the shares of Class A common stock that he owns on or after the first anniversary of the pricing of the IPO and an additional 20% of such remaining shares of Class A common stock on or after each of the next four anniversaries of the IPO (the “lock-up”). Under the Exchange Agreement, each Principal and GRAT has the right to exchange New Class A Units of our subsidiary Artio Global Holdings LLC (“Holdings”) from time to time for shares of Class A common stock of our Company on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions.  Any exchange of New Class A Units is generally a taxable event for the exchanging Principal. The Exchange Agreement contains an exception to the lock-up:  each Principal is permitted to sell shares of Class A common stock in connection with any exchange up to an amount necessary to generate proceeds (after deducting discounts and commissions) sufficient to cover the taxes payable on such exchange (the amount of shares permitted to be sold determined based upon the stock price on the date of exchange, whether such shares are sold then or thereafter), based upon a deemed tax rate. Based on current tax rates which are subject to change, the deemed rate is approximately 27.6%. As described in the Exchange Agreement, the lock-up prohibits a Principal from pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase, lending, or otherwise transferring or disposing of, directly or indirectly, any of his shares of Class A common stock (other than transfers to permitted transferees) or entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A common stock, whether any such transaction is to be settled by delivery of Class A common stock or such other securities, in cash or otherwise.

On May 20, 2010, the Company entered into Amendment No. 1 (“Amendment No. 1”) to the Exchange Agreement, by and among the Company, each Principal and the GRATs.  Amendment No. 1 provides that, in an exchange, each Principal may sell up to a number of shares of Class A common stock to cover taxes (calculated at a deemed tax rate) payable upon any exchange of New Class A Units for shares of Class A common stock in accordance with the terms of the Exchange Agreement based upon, at the irrevocable written election of the Principals or their permitted transferees at the time of the exchange, either the stock price of the Class A common stock on the date of the exchange (as was the case in the Exchange Agreement prior to such amendment) or the offering price of the Class A common stock in the case of a public offering.

This summary does not purport to be complete and is qualified by reference to the full text of Amendment No. 1, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02  Unregistered Sale of Equity Securities

           Pursuant to the Exchange Requests (as defined in the Exchange Agreement) delivered by each Principal on May 18, 2010, the Company issued 3.0 million restricted shares of Class A common stock to each of Pell and Younes in exchange for an equivalent number of New Class A Units (the “Exchange”). At the time of the Exchange, an equivalent number of shares of Class B common stock were surrendered by the Principals, and cancelled. The Exchange was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

As described under Item 1.01 above, as a result of the Exchange, each of the Principals is permitted to sell Class A common stock up to an amount necessary to cover taxes (calculated at a deemed tax rate), and in lieu of such sales has elected to sell a number of New Class A Units based upon the offering price of Class A common stock in a proposed offering.  The Company expects to conduct a public offering and use the proceeds of such offering to purchase New Class A Units and/or repurchase shares of Class A common stock (at the same price as the public offering price less underwriting discount) from the Principals in an amount sufficient to cover taxes as calculated in the Exchange Agreement with respect to the exchange described in the prior paragraph, as well as any subsequent exchanges that the Principals and GRATs may undertake prior to completion of the offering. We expect that each of the Principals and their respective GRATs will exchange and/or sell to the Company all but a small portion of their New Class A Units in connection with such offering, and the offering would be sized to generate proceeds to cover taxes (calculated at a deemed tax rate) on all such exchanges and sales.  Based on current tax rates which are subject to change, the deemed rate is approximately 27.6%.  The Company would not anticipate raising any proceeds in any such offering for any purpose other than to purchase New Class A Units and/or repurchase Class A common stock from the Principals. In addition, GAM Holding Ltd. has informed the Company that it would not exercise piggyback registration rights in connection with such offering. The shares of Class A common stock held by the Principals and the GRATs after the transaction will remain subject to the lock-up.

In addition, as described in prior reports, the Exchange, and any subsequent exchange and/or sale of New Class A Units to the Company, are expected to result in an increase in the tax basis of tangible and intangible assets of Holdings with respect to such New Class A Units acquired by the Company. This increase in tax basis is likely to increase (for tax purposes) depreciation and amortization allocable to the Company from Holdings and therefore reduce the amount of income tax the Company would otherwise be required to pay in the future, although the Internal Revenue Service (“IRS”) might challenge all or part of this tax basis increase, and a court might sustain such a challenge. Pursuant to a Tax Receivable Agreement with the Principals, the Company is required to pay to each of them 85% of the amount of the reduction in tax payments, if any, in U.S. federal, state and local income tax that the Company realizes as a result of the increases in tax basis created by each Principal’s exchanges described above. We will not be reimbursed for any payments previously made under the Tax Receivable Agreement if such basis increase is successfully challenged by the IRS. As a result, in certain circumstances, payments could be made under the Tax Receivable Agreement in excess of our cash tax savings. In addition, the availability of the tax benefits may be limited  by changes in law or regulation, possibly with retroactive effect.

Item 9.01  Financial Statements and Exhibits.

           On May 21, 2010, the Company issued a news release announcing the Principals’ Exchange and the expected related public offering.  A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

           The information in this Item 9.01 and the attached exhibit 99.1 are being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

A registration statement relating to the securities to be sold in the Company’s expected public offering has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The information in this Current Report on Form 8-K and the exhibits filed herewith shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Copies of a prospectus, when available, may be obtained from Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com.

(d)	Exhibits.

Exhibit No.	Description
Exhibit 10.1
Amendment No. 1 to the Exchange Agreement dated as of September 29, 2009 by and among Artio Global Investors Inc., Richard C. Pell, Rudolph-Riad Younes, the Richard Pell Family Trust, and the Rudolph-Riad Younes Family Trust

Exhibit 99.1	News Release issued May 21, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artio Global Investors Inc.

Date: May 21, 2010	By:	/s/ Adam Spilka
	Name:	Adam Spilka
	Title:	General Counsel and Corporate Secretary